Exhibit 5.5

CONSENT OF PINCOCK, ALLEN & HOLT

We hereby consent to the reliance in this Registration Statement on Form F-10 of AuRico Gold Inc. on our report entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico” dated November 25, 2002.

Dated: October 19, 2011	PINCOCK, ALLEN & HOLT

	By:	/s/ Barton G. Stone
Name: Barton George Stone, C.P.G.
Title: Director